UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):     December 22, 2008

CPI CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-10204	43-1256674
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1706 Washington Ave., St. Louis, Missouri	63103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 231-1575

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

A. On December 22, 2008, CPI Corp. (the “Company”), Consumer Programs Incorporated, a subsidiary of the Company (“Licensee”), and Sears, Roebuck and Co. (“Sears”) entered into a License Agreement (the “License Agreement”) pursuant to which the Company will operate professional portrait studios at approximately 920 Sears locations in the United States (the “Licensed Business”). The following summary of the License Agreement is not complete and is qualified in its entirety by the copy of the License Agreement filed as Exhibit 10.1 hereto, which is incorporated by reference herein.

Pursuant to the terms and subject to the conditions of the License Agreement, Licensee has agreed to operate professional portrait studios under the name “Sears Portrait Studios.” The term of the License Agreement commences on January 1, 2009 and ends on December 31, 2014. Licensee has the right to extend the License Agreement for up to four additional years if (i) it makes over a certain amount of capital expenditures with respect to the Licensed Business that are approved by Sears within a 12 month period, (ii) the net sales of the Licensed Business satisfy certain sales growth targets in 2013 or (iii) Licensee pays Sears the amount that Licensee would have owed Sears if the sales growth targets were met (taking into account amounts already paid to Sears). Under the License Agreement, Licensee has agreed to pay Sears a percentage commission on the net sales of the Licensed Business that is higher than the commission under the existing license agreement. The Company will share with Sears a portion of actual savings from operating productivity improvements implemented through the cooperation of the parties. The Company believes that the increase in commission rates will be substantially offset by these operating productivity improvements.

The License Agreement contains certain termination rights for both the Company and Sears. These termination events include: (i) a breach of the License Agreement that is not cured (if curable) within thirty (30) days of written notice of such breach, (ii) the occurrence of a change of control of the Company without Sears’ consent, (iii) Licensee’s conviction or pleading no contest to a felony or Licensee engages in any conduct that is likely to materially adversely affect the reputation of Licensee, the Licensed Business or Sears, and (iv) Licensee’s failure to maintain appropriate insurance coverage or its failure to pay amounts owed to Sears under the License Agreement when due. In addition, Sears may terminate the License Agreement solely with respect to any affected Licensed Business area due to the closing of a Sears store.

Upon expiration of the term of the License Agreement or upon certain termination events, Sears shall have the right to purchase the furniture, fixtures and equipment located at the Licensed Business locations at fair market value, as determined by three independent ASA certified equipment appraisals.

B. On December 22, 2008, CPI Corp., Licensee and Sears entered into a Letter Agreement (the “Letter Agreement”) to resolve all amounts owed with respect to the adjustment provision to Earned Commissions set forth under paragraph (B)(2) to Exhibit C to the existing license agreement currently in effect between Licensee and CPI (the “Existing License Agreement”) and in settlement of certain other obligations under the Existing License Agreement. The Letter Agreement was also entered into in connection with the execution of the new License Agreement described above. Pursuant to the terms and subject to the conditions of the Letter Agreement, Licensee and the Company agreed to pay Sears $6,750,000 in cash upon the execution of the Letter Agreement, $1,500,000 in cash on April 30, 2009 and $150,000 annually for six years. In addition, the Company agreed to transfer 325,000 shares of common stock to Sears or its designee. The Company has previously reserved $4.2 million in connection with these obligations. This summary of the Letter Agreement is not complete and is qualified in its entirety by the copy of the Letter Agreement filed as Exhibit 10.2 hereto, which is incorporated by reference herein.

The statements contained in this Form 8-K that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. The Company tries to identify forward-looking statements by using words such as “preliminary,” “plan,” “expect,” “looking ahead,” “anticipate,” “estimate,” “believe,” “should,” “intend,” and other similar expressions. Management wishes to caution the reader that these forward-looking statements, such as the Company’s outlook for portrait studios, net income, future cash requirements, cost savings, compliance with debt covenants, valuation allowances, reserves for charges and impairments and capital expenditures, are only predictions or expectations; actual events or results may differ materially as a result of risks facing the Company. Such risks include, but are not limited to: the Company’s dependence on Sears and Wal-Mart, the approval of the Company’s business practices and operations by Sears and Wal-Mart, the termination, breach or increase of the Company’s expenses by Sears under the license agreements, or Wal-Mart under the lease agreements, customer demand for the Company’s products and services, manufacturing interruptions, dependence on certain suppliers, competition, dependence on key personnel, fluctuations in operating results, a significant increase in piracy of the Company’s photographs, widespread equipment failure, compliance with debt covenants, increased debt level due to the acquisition of Portrait Corporation of America, Inc (“PCA”), implementation of marketing and operating strategies, and other risks as may be described in the Company’s filings with the Securities and Exchange Commission, including its Form 10-K for the year ended February 2, 2008. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits
(c)	Exhibits
10.1

License Agreement dated December 22, 2008, by and among CPI Corp., Consumer Programs Incorporated, a subsidiary of the Company, and Sears, Roebuck and Co. (Confidential treatment requested for portions of this document.)

10.2	Letter Agreement dated December 22, 2008, by and among CPI Corp., Consumer Programs Incorporated, a subsidiary of the Company, and Sears, Roebuck and Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CPI CORP.

By:	/s/ Jane E. Nelson
Jane E. Nelson

Secretary and General Counsel

Dated: December 23, 2008